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                                                                  EXHIBIT 10.16
                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of the [insert day]th day of [insert month], [insert year], by and between Illinois Superconductor Corporation, a Delaware corporation (the "Company"), and [insert name of officer] ("Indemnitee").

                                    RECITALS

         Indemnitee has been asked to serve as an officer of the Company (service in such a capacity shall hereafter be described as service as an "Agent").

         Section 145 of the General Corporation Law of Delaware ("Section 145") empowers the Company to indemnify its Agents and expressly provides that the indemnification that it authorizes is not exclusive.

         The Company now maintains Directors' and Officers' Liability Insurance ("D & O Insurance") covering certain liabilities that may be incurred by certain of its Agents and others in the performance of their duties for the Company. Developments with respect to the terms and availability of D & O Insurance, however, have raised questions concerning the adequacy and reliability of the protection afforded thereby. The Company is aware that, as a result, competent and experienced persons have become increasingly reluctant to serve as directors or officers of corporations.

         To induce Indemnitee to continue to serve as an Agent, the Company is prepared to provide Indemnitee with the protections described in this Agreement.

         NOW, THEREFORE, in consideration of the willingness of Indemnitee to continue to serve as an Agent, the Company hereby agrees as follows:

         1. INDEMNIFICATION GENERALLY. The Company agrees to hold harmless and to indemnify Indemnitee to the fullest extent authorized or permitted by
Section 145, or, to the extent that any amendment to Section 145 or to other applicable law may expand indemnification rights, to the fullest extent authorized or permitted by Section 145 or such other applicable law as may be in effect. However, such indemnification shall not apply to expenses that Indemnitee has incurred in a suit brought by Indemnitee against the Company, except for expenses that Indemnitee has incurred in an action brought to enforce rights or to collect sums due under this Agreement in which Indemnitee is the prevailing party.

         2.    MAINTENANCE OF LIABILITY INSURANCE.

               2.1 The Company agrees that, so long as Indemnitee shall continue to serve as an Agent and, thereafter, for so long as Indemnitee shall potentially be subject to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that Indemnitee is or was an Agent of the Company, the Company, subject to Section 3 of this Agreement, shall maintain in amounts reasonably available to the Company D & O Insurance from established and reputable insurers.

               2.2 Notwithstanding the Company's agreement in Section 2.1 above, the Company shall have no obligation to maintain D & O Insurance if the Company determines in good faith and in its reasonable business judgment that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered adequately by similar insurance maintained by an affiliate of the Company.

         3. SELF INSURANCE. If the Company does not maintain D & O Insurance in accordance with Section 2.1 of this Agreement, or if the coverage provided by such insurance is less than that provided by the D & O Insurance maintained by the Company at the time that this Agreement is signed or the D & O Insurance first


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procured by the Company after this Agreement is signed, the Company, subject only to the exclusions contained in Section 5 of this Agreement, agrees to hold harmless and to indemnify Indemnitee to the fullest extent of the coverage that otherwise would have been provided to Indemnitee under the D & O Insurance that the Company currently maintains or ultimately procures.

         4.    ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in
Section 5 of this Agreement, the Company agrees to hold harmless and to indemnify Indemnitee against any and all expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement that Indemnitee actually and reasonably has incurred in connection with any Proceeding to which Indemnitee is or was a party, or at any time either becomes a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent, subject to the same exclusion provided in the last sentence of Section 1 of this Agreement.

         5. LIMITATIONS ON SELF INSURANCE AND ADDITIONAL INDEMNITY. The Company shall not pay any indemnity under Sections 3 or 4 of this Agreement:

               5.1 to the extent that Indemnitee is indemnified in full under Sections 1 or 2 of this Agreement or under any D & O Insurance or any other insurance; or

               5.2 with respect to (a) remuneration paid to Indemnitee if it shall be determined by a final adjudication that such remuneration was in violation of law or (b) expenses (including attorneys' fees) incurred by Indemnitee in connection with any Proceeding relating to such remuneration, unless Indemnitee is the prevailing party therein; or

               5.3 either (a) on account of any suit in which a final, non-appealable judgment is rendered against Indemnitee under the provisions of
Section 16 of the Securities Exchange Act of 1934 and amendments thereto or under similar provisions of any federal or state law or (b) on account of amounts paid in settlement of any litigation instituted or threatened under
Section 16 or such law as a result of Indemnitee's purchase or sale of securities of the Company or of any affiliate of the Company; or

               5.4 on account of Indemnitee's conduct, which finally and non-appealably has been adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct; or

               5.5 for expenses or other losses incurred in connection with Indemnitee's having in fact gained any personal profit or advantage to which Indemnitee was not legally entitled; or

               5.6 if a court having jurisdiction in the matter shall finally and non-appealably determine that such indemnification would violate public policy or be otherwise unlawful.

         6. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any expenses or liabilities incurred by Indemnitee in the investigation, defense, settlement, or appeal of a Proceeding, but is not entitled to indemnification for the total amount of the expenses or liabilities, the Company shall indemnify Indemnitee for the portion of such expenses or liabilities to which Indemnitee is entitled.

         7.    DETERMINATION OF INDEMNIFICATION.

               7.1 Notwithstanding any other provision of this Agreement (i) the obligations of the Company under Section 1 of this Agreement shall be subject to the condition that the Reviewing Party (as defined in Section 7.6 below) shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 7.3 below is involved) that the Indemnitee would be permitted to be indemnified under this Agreement and (ii) the obligation of the Company to make an expense advance pursuant to Section 9 of this Agreement shall be subject to the condition that the Reviewing Party shall not have determined, in good faith, that the Indemnitee has failed to cooperate with any internal Company inquiry of any alleged misconduct committed by the Indemnitee.

               7.2 The Reviewing Party shall be selected by the Company's Board of Directors; provided,



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however, that if there has been a Change in Control (other than a Change in
Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) the Reviewing Party shall be the Independent Legal Counsel referred to in Section
7.3 below. If there has been no determination by the Reviewing Party within the fifteen (15) day period referred to in Section 9 of this Agreement, the Reviewing Party shall be deemed to have made a determination that it is permissible to indemnify the Indemnitee under this Agreement.

               7.3 The Company agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then the Independent Legal Counsel (as defined in Section 7.7 below) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and such Independent Legal Counsel shall determine whether the officer is entitled to indemnification for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) under this Agreement. Such Independent Legal Counsel shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee will be permitted to be indemnified for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith). The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of such Independent Legal Counsel pursuant hereto.

               7.4 If a determination denying the Indemnitee's claim is made by the Reviewing Party (other than the Independent Legal Counsel), notice of such determination shall disclose with particularity the reasons for such determination. If a determination denying the Indemnitee's claim is made by the Independent Legal Counsel, the notice shall include a copy of the related legal opinion of such counsel.

               7.5 For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding Voting Securities (as defined in Section 7.8 below), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 85% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

               7.6 For purposes of this Agreement, the "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board who is not a party to the particular action, suit or proceeding with respect to which the Indemnitee is seeking indemnification, or the Independent Legal Counsel.

               7.7 For purposes of this Agreement, the "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of
Section 7.3 above, who shall not have otherwise performed services for the Company or the Indemnitee within the five years preceding such selection (other than in


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connection with seeking indemnification under this Agreement). The Independent
Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement, nor shall the Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

               7.8 For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company or another entity which vote generally in the election of directors of the Company or such other entity.

         8.    INDEMNIFICATION PROCEDURES.

               8.1 Promptly after the receipt by Indemnitee of notice of the commencement or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect to the Proceeding may be sought from the Company under this Agreement, notify the Company, consistent with Section 14 of this Agreement of the commencement or the threat of commencement of the Proceeding, but the failure of the Indemnitee to so notify the Company shall not relieve the Company from any liability it may have under this Agreement except to the extent that it has been prejudiced in any material extent by such failure, or from any liability which it may have otherwise.

               8.2 If, at the time that the Company receives notice under
Section 8.1 of this Agreement of the commencement or the threat of commencement of any Proceeding, the Company has D & O Insurance in effect, the Company shall give prompt notice of the commencement or the threat of commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in its insurance policy or policies. The Company then shall take all appropriate action to cause such insurer(s) immediately to pay all amounts payable as a result of such Proceeding or threatened Proceeding in accordance with the terms of such policy or policies, provided that the Company shall remain liable to pay any such amount in the event the insurer(s) fail to pay such amount.

               8.3 If the Company is obligated to pay to Indemnitee the expenses of any Proceeding or threatened Proceeding, the Company, upon the delivery to Indemnitee of written notice of its election to do so, shall be entitled to assume Indemnitee's defense. The Company's assumption of Indemnitee's defense shall be subject to Indemnitee's approval of the counsel who is to conduct the defense. Counsel shall be approved or disapproved by Indemnitee within seven (7) days after the Company notifies Indemnitee of counsel's identity and shall be deemed approved unless Indemnitee provides the Company with notice to the contrary. After the approval of counsel selected by the Company, the Company will not be liable to Indemnitee under this Agreement for any attorneys' fees that Indemnitee subsequently incurs with respect to the same Proceeding, provided that (a) Indemnitee shall have the right to employ Indemnitee's own counsel in any such Proceeding at Indemnitee's own expense, and (b) Indemnitee may retain Indemnitee's own counsel, the fees and expenses of whom shall be paid by the Company, if (i) Indemnitee shall reasonably have concluded that a conflict or potential conflict exists between the Company and Indemnitee in the conduct of any such defense or (ii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

         9. ADVANCES OF EXPENSES. Prior to a determination that this Agreement in fact entitles Indemnitee to indemnification, expenses that Indemnitee has incurred or for which Indemnitee might be entitled to indemnity under this Agreement shall be advanced to Indemnitee by the Company within fifteen (15) days after the Company's receipt of Indemnitee's written request for such an advance, provided that Indemnitee undertakes in writing to repay such advance(s) to the extent that Indemnitee ultimately is determined not to be entitled to indemnification under the provisions of Section 145, this Agreement, or otherwise.

         10. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses contained in this Agreement shall not be deemed exclusive of any other rights that Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise. Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of Indemnitee's heirs, executors, and administrators.


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         11.   SEVERABILITY. If any provision or provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of the Agreement containing the provision or provisions held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions that have been held to be invalid, illegal, or unenforceable to the maximum extent permitted by law.

         12. MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver.

         13. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         14. NOTICE. All notices, consents, requests, approvals, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been properly given if hand delivered or if sent by a courier freight prepaid (in either case, effective upon receipt or when refused), in the case of the Company, at the addresses listed below, and in the case of Indemnitee, at Indemnitee's address of record with the Company, or to such other addresses of which the parties may notify one another in writing.

                 To the Company: Illinois Superconductor Corporation
                                    451 Kingston Court
                                    Mount Prospect, IL 60056
                                    Attn: General Counsel

                 with a copy to:    Katten Muchin & Zavis
                                    525 West Monroe Street
                                    Suite 1600
                                    Chicago, IL 60661-3693
                                    Attn: Lawrence Levin, Esq.

         15. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         16. THIRD PARTIES. This Agreement is entered into solely for the benefit of the Company and its successors and assigns, on the one hand, and of Indemnitee and Indemnitee's heirs, executors, and administrators, on the other hand, and no third party shall have any rights hereunder.

         17. DURATION. This Agreement shall terminate upon the expiration of all statutes of limitations that would be applicable to any cause of action that could arise out of Indemnitee's service as an Agent.

         IN WITNESS WHEREOF, the parties to this Agreement have entered into this Indemnification Agreement effective as of the date first above written.


                                  ILLINOIS SUPERCONDUCTOR CORPORATION


                                  By: ______________________________________
                                      Edward W. Laves
                                      President and Chief Executive Officer



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                                                 (Signature)

                                  [NAME OF OFFICER]

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                                     (Print Address)